MANUFACTURER REPRESENTATION TERMINATION AGREEMENT

      THIS MANUFACTURER REPRESENTATION TERMINATION AGREEMENT (the "Agreement"), entered into as of this _______ day of __________________, 1998, and effective as of the 1st day of August, 1998, by and between CONVERSION TECHNOLOGIES INTERNATIONAL, INC., a company organized and existing under the laws of the State of Delaware, with principal offices at 2180 Park Ave. North, Suite 110, Winter Park, Florida 32789, facsimile number (407) 207-5955 (hereinafter the "Company") and ENGINEERED PRODUCTS SALES ASSOCIATES, a company organized and existing under the laws of the State of Pennsylvania, with principal offices at 443 Silver Dew, Lake Mary, Florida 32746, facsimile number (407) 302-6397 (hereinafter "Representative").

                                   WITNESSETH

      WHEREAS, the Company and the Representative have entered into a Manufacturer Representation Agreement dated January 1, 1998 (the "Contract") for the purpose of retaining the Representative, on a nonexclusive basis, as the Company's independent marketing and sales representative for certain products; and

      WHEREAS, the Company and the Representative now mutually desire to terminate the Contract in accordance with the terms and conditions set forth in the Contract, except as such are modified and amended in this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

      1. TERMINATION OF THE CONTRACT. In accordance with Section 15(a) of the Contract, the parties hereby modify and amend the Contract with respect to the termination provisions of Section 11 and the compensation provisions of Section 8 as follows:

            (a) Termination on a Date Certain. The Contract shall terminate, by mutual consent and agreement, at 5:01 p.m. on Friday, July 31, 1998 (the "Termination Date").

            (b) Effect of Termination on the Representative's Compensation.

                  (i) The Company shall continue to pay to Representative compensation in accordance with the provisions of Sections 8 and 11 (d) for a period of not more than 90 days after the Termination Date.

                  (ii) Section 8 (b)(i) shall be amended and modified by the addition of the following sentence to the end of the paragraph, "If there is no subsequent commission due to the Representative from which to deduct such amounts, then, upon written request by the Company, the Representative shall pay to the Company such amount no later than thirty (30) days following the Representative's receipt of the Company's demand for payment."

                  (iii) For the purposes of clarification the phrase "date of termination" contained in the Contract shall mean the Termination Date, as defined above.

      2. ACKNOWLEDGEMENT OF CONTINUING OBLIGATIONS OF CONFIDENTIALITY AND NON-COMPETITION. In accordance with Section 5 (f) and 5 (g) setting forth the Representative's obligations with respect to Confidential Information and Non-Competition and Non-Solicitation, respectively, the parties hereby reaffirm and acknowledge their continuing obligations as set forth therein.

      3. EFFECT OF THIS AGREEMENT ON THE CONTRACT. Except as modified or amended herein, the remainder of the Contract shall continue in full force and effect and in accordance with its terms. In the event of a conflict between this Agreement and the Contract, the provisions of this Agreement shall control.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written, by their respective authorized officers.

WITNESSES:                                  "Company"

                                            CONVERSION TECHNOLOGIES
                                            INTERNATIONAL, INC., a Delaware
                                            corporation
____________________________

                                            ____________________________________
                                            By: ________________________________
                                            Its:________________________________

                                            "Representative"

                                            ENGINEERED PRODUCTS SALES

                                            ASSOCIATES, a ______________ company


____________________________                ____________________________________
                                            By: ________________________________

                                            Its:________________________________

                             SANTORO & REINSEL, LLC
                              1910 KOPPERS BUILDING
                         PITTSBURGH, PENNSYLVANIA 15219

                            TELEPHONE: (412) 471-4900
                            FACSIMILE: (412) 471-0978

STEVEN M. REINSEL
(412) 471-0954

                                October 21, 1998

Mr. Chris Beck
Conversion Technologies International, Inc.
6345 N.W. 26th Terrace
Boca Raton, FL 33496

            RE:   Engineered Products Sales Associates

Dear Mr. Beck:

            Please be advised that this firm represents Engineered Products Sales Associates ("EPSA") in conjunction with its relationship with Conversion Technologies International, Inc. ("CTI"). As you are likely aware, EPSA has not received approximately $10,000 in commissions which it is owed by CTI. Such commissions are well past due. Failure to pay these sums constitutes a material breach of CTI's continuing obligations to EPSA pursuant to the Manufacturer Representative Agreement between these parties, which was terminated by CTI, effective August 1,1998. Therefore, if CTI fails to fully satisfy its outstanding payment obligations to EPSA on or before October 30, 1998, EPSA's obligations to CTI will be null and void and of no force or effect.

            Should you have any questions or concerns regarding the foregoing, please feel free to call me.

                                                     Sincerely,


                                                     /s/ Steven M. Reinsel
                                                     ---------------------------
                                                     Steven M. Reinsel

SMR/tal
cc: Jack Hays

           www. santoro-reinsel.com e-mail: office@santoro-reinsel.com